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Exhibit 5.1

July 22, 2002

Microvision, Inc.
19910 North Creek Parkway
Bothell, WA 98011

        Re: Registration Statements on Form S-3, Registration No. 333-69652 and No. 333-76432

Ladies and Gentlemen:

        We have acted as counsel for Microvision, Inc., a Washington corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3, Registration No. 333-69652, filed on September 10, 2001 and amended on September 26, 2001 (together, the "September Registration Statement"), in accordance with the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and the prospectus supplement, dated July 22, 2002 relating to the offer and sale of:

  1.
  189,000 shares (the "September Shares") of the Company's common stock, no par value ("Common Stock");

  2.
  Warrants to purchase 47,250 shares of Common Stock ("September Warrants"); and

  3.
  47,250 shares of Common Stock issuable upon exercise of the Warrants (the "September Warrant Shares").

        We have also acted as counsel for the Company in connection with the preparation of a Registration Statement on Form S-3, Registration No. 333-76432, filed on January 8, 2002 and amended on March 5, 2002 and April 25, 2002 (together, the "January Registration Statement"), in accordance with the rules and regulations promulgated under the Securities Act, and the prospectus supplement, dated July 22, 2002 relating to the offer and sale of:

  1.
  748,500 shares of the Common Stock (collectively with the September Shares, the "Shares");

  2.
  Warrants to purchase 187,125 shares of Common Stock (the "January Warrants" and collectively with the September Warrants, the "Warrants"); and

  3.
  187,125 shares of Common Stock issuable upon exercise of the January Warrants (collectively with the September Warrant Shares, the "Warrant Shares").

        We have reviewed the corporate action of the Company in connection with the foregoing and have examined such documents, corporate records, and other instruments as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed (i) the authenticity of original documents and the genuineness of all signatures, (ii) the conformity to the originals of all documents submitted to us as copies and (iii) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

        Based on such examination, we are of the opinion that:

          1.    The Shares have been duly authorized and when issued, delivered and paid for, will be validly issued, fully paid and nonassessable by the Company.

          2.    The Warrants have been duly authorized and, when issued and delivered, will be legal, valid and binding obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally from to time in effect and subject to general principles of equity, regardless of whether such is considered in a proceeding in equity or at law). The Warrant Shares have been duly authorized and, when issued and delivered upon exercise of the Warrants in exchange for payment therefor in accordance with the terms thereof, will be validly issued, fully paid and nonassessable by the Company.

        The opinions expressed herein are limited solely to the laws of the State of Washington and United States federal laws. We express no opinion as to any matter other than expressly set forth above, and no other opinion is intended to be implied or inferred herefrom. The opinions expressed herein are opinions of legal matters and not factual matters. Our opinions are given as of the date hereof, and we undertake no obligation and hereby disclaim any obligation to advise upon any change in law, facts or circumstances, occurring after the date hereof.

        We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K and to the use of our name in the prospectus forming part of the Registration Statements. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                      Very truly yours,

                      /s/ STOEL RIVES LLP

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  Exhibit 5.1